UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): OCTOBER 12, 2004

                          GAMMACAN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-32835
(Commission File Number)

33-0956433
(IRS Employer Identification No.)

11BEN GURION ST., 54100 GIVAT SHMUEL, ISRAEL
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 972 3 5774475

SAN JOSE INTERNATIONAL, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS

On October 12, 2004, Gammacan International, Inc. appointed Dr. Dan J. Gelvan as our Chief Executive Officer. He has served as Chief Executive Officer of our subsidiary, Gammacan, Ltd., since August 2004. Dr. Gelvan's employment is subject to an employment agreement dated as of August 17, 2004, as amended on October 12, 2004. Dr. Gelvan shall receive a salary of $8,000 for the first three months through November 2004. Thereafter, Dr. Gelvan will receive $9,250 per month, subject to increases in the discretion of the Board of Directors. Dr. Gelvan shall also be entitled to participate in the Company's stock option plan and shall initially receive options to purchase 1,400,000 shares of Common Stock, exercisable at an exercise price of $1.30 per share. Of such options, 25% shall vest on the first anniversary of the employment agreement, so long as Dr. Gelvan remains CEO of the Gammacan, Ltd.. The remaining options will vest in 36 equal monthly installments, so long as Dr. Gelvan remains CEO of Gammacan, Ltd. Dr. Gelvan shall also receive a car allowance, payment of certain insurance premiums and payment of 7.5% of his salary into a Keren Hishtalmut Fund. Pursuant to a separate agreement between Gammacan International, Inc. and Dr. Gelvan, dated as of October 12, 2004, Gammacan agreed to indemnify Dr. Gelvan for substantially all liabilities he may incur as a result of his employment by or service to Gammacan International, Inc. or Gammacan Ltd.

Dr. Gelvan is a seasoned life-science executive who in the end of 1997, founded Zetiq Technologies, an industry leader in cell-based high-throughput screening for novel anti-cancer drugs. Dr. Gelvan managed Zetiq from its founding until August 2004. Prior to founding Zetiq, Dr. Gelvan headed the economics department of Clal (Israel) Ltd, one of Israel's largest holding conglomerates. Dr. Gelvan has been involved in various positions in the life-science industry for close to 15 years and is a member of Israel's prestigious National Committee for Biotechnology.


On October 12, 2004, Gammacan International, Inc. appointed Tovi Ben-Zeev as our Chief Financial Officer. She has served as Chief Financial Officer of our subsidiary, Gammacan, Ltd., since August 2004. Ms. Ben-Zeev's employment is subject to an employment agreement dated as of August 17, 2004, as amended on October 12, 2004. Ms. Ben-Zeev shall work part-time but devote such time as required by Gammacan, Ltd. and the Company, but in no event less than 30 hours per month. Ms. Ben-Zeev shall receive a salary of $1,300 per month. Ms. Ben-Zeev shall also be entitled to participate in the Company's stock option plan and shall initially receive options to purchase 50,000 shares of Common Stock, exercisable at an exercise price of $1.30 per share. Of such options, 25% shall vest on the first anniversary of the employment agreement, so long as Ms. Ben-Zeev remains CFO of the Gammacan, Ltd.. The remaining options will vest in 36 equal monthly installments, so long as Ms. Ben-Zeev remains CEO of Gammacan, Ltd. Pursuant to a separate agreement between Gammacan International, Inc. and Ms. Ben-Zeev, dated as of October 12, 2004, Gammacan agreed to indemnify Ms. Ben-Zeev for substantially all liabilities she may incur as a result of her employment by or service to Gammacan International, Inc. or Gammacan Ltd.

Ms. Ben-Zeev is a certified public accountant in Israel and holds an MBA from Rutgers University of New Jersey and holds an M.Sc. in Physical Chemistry from Bar Ilan University, Israel. Since 2001 she has provided CFO services to a number of companies on an outsourcing basis. Prior to this, from January 1999 to August 2001 she held the positions of Chief Financial Officer and Chief Operating Officer of Eldan Electronic Instruments Ltd., a leading representative of a number of medical devices and life science companies. From January 1997 to January 1999 she was the Chief Financial Officer and Chief Operating Officer of Sensotech Ltd., a developer of intelligent safety systems. Before this, from 1987 to 1993, she was the Chief Financial Officer of Zikit Ltd., a leading Israeli textile processor listed on the Tel-Aviv Stock Exchange.

On October 12, 2004, David Stephens resigned from as President and CEO of Gammacan International, Inc., effective as of that date.

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ITEM  9.01. FINANCIAL STATEMENTS AND EXHIBITS.

10.01 Employment Agreement between Gammacan, Ltd. and Dr. Dan J. Gelvan, dated as of August 17, 2004 (filed as exhibit 10.3 to the Form 8-K filed by Gammacan International, Inc., dated as of August 17, 2004, and incorporated herein by reference).

10.02 Addendum to Employment Agreement between Gammacan, Ltd. and Dr. Dan J. Gelvan, dated as of October 12, 2004.

10.03 Indemnity Agreement between Gammacan International, Inc. and Dr. Dan J. Gelvan, dated as of October 12, 2004.

10.04 Employment Agreement between Gammacan, Ltd. and Tovi Ben-Zeev, dated as of August 17, 2004 (filed as exhibit 10.4 to the Form 8-K filed by Gammacan International, Inc., dated as of August 17, 2004, and incorporated herein by reference).

10.05 Addendum to Employment Agreement between Gammacan, Ltd. and Tovi Ben-Zeev, dated as of October 12, 2004.

10.06 Indemnity Agreement between Gammacan International, Inc. and Tovi Ben-Zeev, dated as of October 12, 2004.

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                                       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GAMMACAN INTERNATIONAL, INC.

                                       /s/ DAN J. GELVAN
                                       -----------------------
                                       Dan J. Gelvan,
                                       Chief Executive Officer


                                       Date: October 14, 2004